SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 26, 2013

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The information required to be reported under this Item with respect to the Executive Agreements (as defined below) for John G. Cooper and Thomas F. Miller is incorporated by reference to Item 5.02(e) of this Current Report on Form 8-K and Exhibit 10.1 and Exhibit 10.2 of this Current Report on Form 8-K.

Item 5.02 (e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2013, the Compensation Committee of the Board of Directors (“Compensation Committee”) of Discovery Laboratories, Inc. (the “Company”) approved a form of employment agreement (the “Executive Agreement”) to be used for the Company’s current named executive officers, including the Company’s  President and Chief Executive Officer and Chief Financial Officer, John G. Cooper; and its Senior Vice President and Chief Operating Officer, Thomas F. Miller.  The Company entered into the Executive Agreements with each of Mr. Cooper and Dr. Miller on April 1, 2013. The Executive Agreements will expire on March 31, 2015, and thereafter will renew automatically for additional one-year terms, unless either party provides notice of non-renewal at least 90 days prior to expiration of the then-current term.

The Executive Agreements include a 12-month post-employment noncompetition agreement and provide for confidentiality and the assignment of all intellectual property rights to the Company.  The base salary, effective April 1, 2013, for Mr. Cooper is $400,000, and, for Dr. Miller, $325,000.  The Executive Agreements also provide for the following benefits, in each case, subject to the condition that executive execute and deliver to the Company a plenary release and such plenary release shall have become final and irrevocable:

●
Upon termination by the Company without Cause or by the executive for Good Reason, in each case as defined in the Executive Agreement, each executive is entitled to: a pro rata bonus equal to the executive’s Annual Bonus Amount (as defined in the Executive Agreement) (A) multiplied by the fraction obtained by dividing the aggregate amount of actual bonuses paid to the Company’s other employment contract executives for the year that includes the Date of Termination (as defined in the Executive Agreement) by such employment contract executives’ aggregate target bonuses for the year that includes the Date of Termination, multiplied by (B) the fraction obtained by dividing the number of days in the year through the Date of Termination by 365, which amount shall be paid when the Company’s other employment contract executives are paid; a severance amount equal to a multiplier (1.5 for Mr. Cooper and 1.0 for Dr. Miller) times the sum of (A) executive’s base salary and (B) the Annual Bonus Amount, payable in equal installments in accordance with the Company’s regular payroll schedule, for a stated period from the Date of Termination (18 months for Mr. Cooper and 12 months for Dr. Miller) after the Date of Termination (the “Severance Period”); if the executive elects to continue his Company medical benefits through the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall continue to pay the Company’s costs of such benefits as executive elects to continue under the same plans and on the same terms and conditions as such benefits are provided to active employees of the Company for the Severance Period, or, if earlier, to the extent and when substantially similar coverages (determined on a benefit-by-benefit basis) are provided by a subsequent employer.  In addition, with respect to Mr. Cooper, all shares of restricted stock and all options to acquire Company stock and other equity awards held by Mr. Cooper as of the Date of Termination shall continue to vest for a period of 18 months from the Date of Termination and, thereafter, all vested stock options to acquire Company stock and all other similar equity awards held by Mr. Cooper as of the Date of Termination shall continue to be exercisable for up to 36 months after the Date of Termination; and, with respect to Dr, Miller, all vested stock options to acquire Company stock and all other similar equity awards held by the Dr. Miller as of the Date of Termination shall continue to be exercisable during the Severance Period.

●
Upon termination in connection with a Change in Control, as defined in the Executive Agreement, the executive is entitled to: a pro rata bonus  equal to the executive’s Annual Bonus Amount multiplied by the fraction obtained by dividing the number of days in the year through the Date of Termination by 365, which amount shall be paid within 10 days after the Date of Termination; a severance amount equal to a multiplier (2.0 for Mr. Cooper and 1.5 for Dr. Miller) times the sum of (A) executive’s base salary and (B) the Annual Bonus Amount, payable within 10 days after the date of Termination, except in certain circumstances set forth in the Agreement; if the executive elects to continue his Company medical benefits through COBRA, the Company shall continue to pay the Company’s costs of such benefits as executive elects to continue under the same plans and on the same terms and conditions as such benefits are provided to active employees of the Company for a period (24 months for Mr. Cooper and 18 months for Dr. Miller), or, if earlier, to the extent and when substantially similar coverages (determined on a benefit-by-benefit basis) are provided by a subsequent employer.  The foregoing payments, if subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax will be automatically reduced to the extent and in the manner provided in the Employment Agreement.

●
Upon a Change in Control and assuming the executive remains employed with the acquirer, the executive’s annual bonus in each of the two fiscal years immediately following the Change in Control must be at least equal to the Annual Bonus preceding the Change in Control.  In addition, a termination is considered “termination in connection with a change of control” if the executive’s employment is terminated other than for cause or by the executive for Good Reason during the 24 months following the change of control.  In addition, in the event of “change of control” as that term is defined in the Executive Agreements (“Change in Control”), the executives will be entitled to accelerated vesting of unvested stock options and restricted stock awards, if any, under the Company’s Equity and Long-Term Incentive Plans.

The above description of each Executive Agreement is qualified by reference to the text of the Executive Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, and incorporated by reference herein.

Also on March 26, 2013, the Compensation Committee also approved discretionary cash bonus awards and discretionary equity awards for each of Mr. Cooper and Dr. Miller.  Mr. Cooper was awarded a cash bonus of $44,500 and was granted a stock option to purchase 350,000 shares of the Company’s common stock.  Dr. Miller was awarded a cash bonus of $29,000 and was granted a stock option to purchase 200,000 shares of the Company’s common stock.  The exercise price for the options is $2.36 per share of common stock, which was the closing price of the Company’s common stock on the Nasdaq Capital Market on March 26, 2013, the date of grant.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement dated as of April 1, 2013, between Discovery Laboratories, Inc. and John G. Cooper

10.2	Employment Agreement dated as of April 1, 2013, between Discovery Laboratories, Inc. and Thomas F. Miller, Ph.D., MBA

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By	/s/ John G. Cooper
Name:	John G. Cooper
Title:	Chief Executive Officer, President and Chief Financial Officer

Date:  April 1, 2013